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                                                                    Exhibit 3.1

                 CORRECTED RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 i VILLAGE INC.


         i Village Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 24, 1999 which contains an inaccurate record of the corporate action taken therein, and said Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

2. The inaccuracies in said Certificate are as follows: (i) the document should have been entitled "Restated Certificate of Incorporation of i Village Inc." and (ii) the sequential numbering of the Articles in the Amended and Restated Certificate of Incorporation and cross references thereto were incorrect.

3.       Said Certificate is corrected to read in its entirety as follows:

             RESTATED CERTIFICATE OF INCORPORATION OF i VILLAGE INC.

                                    ARTICLE I

         The name of this corporation is iVillage Inc.

                                   ARTICLE II

         The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such office is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         This corporation is authorized to issue two classes of stock to be designated Common Stock and Preferred Stock. The total number of shares of

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Common Stock which this corporation has authority to issue is 65,000,000 with par value of $.01 per share. The total number of shares of Preferred Stock which this corporation has authority to issue is 5,000,000 with a par value of $.01 per share.

The shares of Preferred Stock shall be undesignated Preferred Stock and may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors (authority to do so being hereby expressly vested in the board). The board of directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

         The authority of the board of directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

         i. the distinctive designation of such class or series and the number of shares to constitute such class or series;

         ii. the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

         iii. the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

         iv. the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

         v. the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

         vi.      the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;
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         vii.     voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

         viii. limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

         ix. such other preferences, powers, qualifications, special or relative rights and privileges thereof as the board of directors of the Corporation, acting in accordance with this Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Certificate of Incorporation.

                                    ARTICLE V

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

                                   ARTICLE VI

         The number of directors which constitute the whole Board of Directors of the corporation shall be as specified in the Bylaws of the corporation.

                                   ARTICLE VII

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                  ARTICLE VIII

         Holders of stock of any class or series of the corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders.

                                   ARTICLE IX

         No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent. The affirmative vote of sixty-six and two thirds percent (66 2/3%) of the then outstanding voting securities of the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the

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provisions of Article VIII or IX of this Amended and Restated Certificate of
Incorporation or Sections 2.3, 2.5 and 3.2(b) of the corporation's Bylaws.

                                    ARTICLE X

         To the fullest extent permitted by the Delaware General Corporation Law, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article X nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE XI

1. The corporation shall indemnify each of the corporation's directors and officers in each and every situation where, under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), the corporation is permitted or empowered to make such indemnification. The corporation may, in the sole discretion of the Board of Directors of the corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by Section 145. The corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145.

2. No person shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a director, then a director of the corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. For purposes of this Article XI, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the corporation in its capacity as a security holder, joint venture, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

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                                   ARTICLE XII

         Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the corporation.

                                  ARTICLE XIII

         The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                     -----


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         IN WITNESS WHEREOF, iVillage Inc. has caused this Corrected Restated
Certificate of Incorporation to be signed by Steven A. Elkes, its authorized officer, this 27th day of June, 2001.


                                         By:  /s/ Steven A. Elkes
                                              -----------------------------
                                              Steven A. Elkes
                                              Executive Vice President,
                                              Operations and Business Affairs
                                              and  Secretary



ATTEST:
By: /s/ Michael A. Gilbert
    -----------------------------
    Michael A. Gilbert
    Assistant Secretary

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                                                                  Exhibit  3.1.1



                           CERTIFICATE OF AMENDMENT OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  IVILLAGE INC.


         The undersigned hereby certifies that:

         1. He is the duly elected and acting Secretary of iVillage Inc., a Delaware corporation.

         2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on June 9, 1995. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on March 24, 1999.

         3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Amended and Restated Certificate of Incorporation amends the first paragraph of Article IV of this corporation's Amended and Restated Certificate of Incorporation to read in its entirety as follows:

                                   "ARTICLE IV

                  This corporation is authorized to issue two classes of stock to be designated Common Stock and Preferred Stock. The total number of shares of Common Stock which this corporation has authority to issue is 200,000,000 with par value of $.01 per share. The total number of shares of Preferred Stock which this corporation has authority to issue is 5,000,000 with a par value of $.01 per share."

         4. The foregoing Certificate of Amendment has been duly adopted by this corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 211 and 242 of the General Corporation Law of the State of Delaware.


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         Executed in New York, New York on June 15, 2001.


                                                  /s/ Steven A. Elkes
                                                  ---------------------------
                                                  Steven A. Elkes, Secretary